UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 26, 2013

LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, the Board of Directors of LNB Bancorp, Inc. (the “Company”), based on the recommendation of the Company’s Compensation Committee, in recognition of the valuable services provided by each of the President and Chief Executive Officer of the Company and the Chief Financial Officer of the Company, and to encourage their continued employment and provide additional incentive to achieve corporate objectives, authorized the Company to enter into the agreements described below.

Supplemental Executive Retirement Agreement

On March 26, 2013, the Company entered into a Supplemental Executive Retirement Agreement (the “SERP Agreement”) with Daniel E. Klimas, the President and Chief Executive Officer of the Company.  The SERP Agreement provides for, among other things, a monthly retirement benefit of $13,217 for Mr. Klimas for the seven-year period following his retirement, which is subject to a cost of living adjustment and adjustment based on whether Mr. Klimas retires before or after attaining age 65, in accordance with the terms of the SERP Agreement.

In addition to the foregoing, the SERP Agreement also provides that retirement benefits will be paid in a lump sum, subject to adjustment under certain circumstances as specified in the SERP Agreement, if (1) Mr. Klimas dies prior to his retirement, or after his retirement but while the retirement benefit is being paid and (2) if there is a change of control of the Company (as defined in the SERP Agreement) and Mr. Klimas’ employment with the Company terminates within the two years following the change of control, or if there is a change of control of the Company after Mr. Klimas’ retirement but while the retirement benefit is being paid.  The SERP Agreement further provides that if Mr. Klimas’ employment with the Company terminates as a result of a disability prior to attaining age 65, the retirement benefit will be paid in an amount as if Mr. Klimas had retired at age 65.  Under the SERP Agreement, Mr. Klimas will not forfeit the retirement benefits if his employment is terminated by the Company for any reason.

The foregoing description of the SERP Agreement is a summary and is qualified in its entirety by reference to the SERP Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Rabbi Trust Agreement

On March 28, 2013, the Company entered into a rabbi trust agreement  (the “Rabbi Trust Agreement”) with U.S. Bank National Association (the “Trustee”), pursuant to which the Company established a revocable trust (the “Rabbi Trust”) for the purpose of holding assets to be contributed by the Company from time to time and used to meet the Company’s obligations under the SERP Agreement, in the manner and at the times specified in the SERP Agreement.

Upon the occurrence of a change of control of the Company or a potential change of control of the Company (as defined in the Rabbi Trust Agreement) or upon any failure by the Company to make a scheduled payment under the terms of the SERP Agreement, the Rabbi Trust will become irrevocable and the Company will be required to (1) make an irrevocable contribution to the Rabbi Trust in an amount that is sufficient to pay the benefits to which Mr. Klimas or his beneficiaries would be entitled under the SERP Agreement as of the occurrence, plus an amount that is sufficient to pay for five years of expenses of the Trustee and of any investment manager appointed pursuant to the Rabbi Trust Agreement; and (2) within thirty days following the end of each year, to irrevocably deposit additional cash or other property to the Rabbi Trust in an amount sufficient to pay the benefits payable pursuant to the terms of the SERP Agreement as of the close of the year.

Subject to the claims of the Company’s unsecured general creditors in the event of the Company’s insolvency, the assets held in the Rabbi Trust will be paid at the times and in the amounts set forth in the SERP Agreement, unless the Company elects to make the payments directly.  Neither Mr. Klimas nor any of his beneficiaries will have any preferred claim on, or any beneficial ownership interest in, any assets of the Rabbi Trust. Any rights created under the SERP Agreement and the Rabbi Trust Agreement will be mere unsecured contractual rights of Mr. Klimas and his beneficiaries. The Rabbi Trust will not terminate until the date on which Mr. Klimas and all of his beneficiaries are no longer entitled to benefits under the SERP Agreement, unless otherwise agreed to in writing by Mr. Klimas or his beneficiaries. After all payments to Mr. Klimas or his beneficiaries under the SERP Agreement have been made, any remaining assets held in the Rabbi Trust will revert to the Company.

The foregoing description of the Rabbi Trust Agreement is a summary and is qualified in its entirety by reference to the Rabbi Trust Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Change in Control Agreement

On March 28, 2013, the Company entered into a Change in Control Supplemental Executive Compensation Agreement (the “Change in Control Agreement”) with Gary J. Elek, the Company’s Chief Financial Officer.  Under the Change in Control Agreement, if, within the two years following a change in control of the Company (as defined in the Change in Control Agreement), Mr. Elek’s employment with the Company is terminated by the Company other than for cause, or by Mr. Elek for good reason (each as defined in the Change in Control Agreement), Mr. Elek would be entitled to (1) a payment equal to two times his highest annual base salary paid, plus two times his highest annual incentive bonus earned, during the Company’s last three fiscal years completed prior to the date of termination and (2) continuation of certain benefits provided by the Company for a period of 24 months following the date of termination.  The Change in Control Agreement also contains confidentiality and non-solicitation obligations of Mr. Elek which apply during the term of his employment with the Company and following termination of his employment under certain circumstances.

The foregoing description of the Change in Control Agreement is a summary and is qualified in its entirety by reference to the Change in Control Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Supplemental Executive Retirement Agreement, dated as of March 26, 2013, by and between LNB Bancorp, Inc. and Daniel E. Klimas.

10.2	Rabbi Trust Agreement, dated as of March 28, 2013, by and between LNB Bancorp, Inc. and U.S. Bank National Association.

10.3	Change in Control Supplemental Executive Compensation Agreement, dated as of March 28, 2013, by and between LNB Bancorp, Inc. and Gary J. Elek.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date: March 29, 2013	By:	/s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Supplemental Executive Retirement Agreement, dated as of March 26, 2013, by and between LNB Bancorp, Inc. and Daniel E. Klimas.

10.2	Rabbi Trust Agreement, dated as of March 28, 2013, by and between LNB Bancorp, Inc. and U.S. Bank National Association.

10.3	Change in Control Supplemental Executive Compensation Agreement, dated as of March 28, 2013, by and between LNB Bancorp, Inc. and Gary J. Elek.